UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

Juno Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36781	46-3656275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 Westlake Avenue North, Suite 300

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 582-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 16, 2016, Juno Therapeutics, Inc. (“Juno”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, proxies and in-person shareholders representing 91,977,683 shares of Juno’s common stock, or approximately 86.96% of the total shares entitled to vote, were present in person or by proxy. Stockholders voted on the following five proposals at the Annual Meeting, each of which is described in more detail in Juno’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 20, 2016:

Proposal One—Election of Directors

The following nominees were elected as Class II directors to serve until the 2019 annual meeting of stockholders or until their respective successors are duly elected and qualified. The voting results for each nominee were as follows:

	For	Withhold	Broker Non-Votes
Hal V. Barron	76,888,141	2,321,656	12,767,886
Richard D. Klausner	75,911,718	3,298,079	12,767,886
Robert T. Nelsen	75,860,828	3,348,969	12,767,886

Proposal Two—Issuance of Equity to Celgene

Stockholders approved, under NASDAQ Marketplace Rule 5635(b) and NASDAQ Marketplace Rule 5635(d), the issuance by Juno, pursuant to the Share Purchase Agreement dated as of June 29, 2015, among Juno, Celgene Corporation, and a subsidiary of Celgene Corporation, of more than 19.99% of Juno’s outstanding Common Stock (measured as of June 28, 2015) to Celgene Corporation or its subsidiaries. The voting results were as follows, which results exclude the 10,275,265 shares of Common Stock held by a subsidiary of Celgene Corporation that were not entitled to vote on this proposal:

For	Against	Abstain	Broker Non-Votes
67,558,831	1,354,750	20,951	12,767,886

Proposal Three—Frequency Vote

Stockholders recommended, by advisory vote, whether a stockholder advisory vote on executive compensation should be held every 1 year, 2 years, or 3 years. The voting results on this proposal were as follows:

1 year	2 years	3 years	Abstain	Broker Non-Votes
79,041,931	58,544	45,970	63,352	12,767,886

The frequency that received the highest number of votes (every 1 year) was deemed to be the frequency selected by our stockholders. In light of the stockholders’ recommendation that a stockholder advisory vote on executive compensation should be held every year, which was also the recommendation of Juno’s board of directors, Juno has decided to include a stockholder advisory vote on executive compensation in its proxy materials for each annual meeting of stockholders until the next required vote on the frequency of stockholder advisory votes on executive compensation.

Proposal Four–Approval & Ratification of Non-Employee Director Compensation Policy

Stockholders approved and ratified a compensation policy for non-employee directors, including annual limits on the amount of cash and equity compensation that may be paid to non-employee directors. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
68,961,857	10,206,243	41,697	12,767,886

Proposal Five–Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Ernst & Young LLP as Juno’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The voting results on this proposal were as follows:

For	Against	Abstain
91,818,516	94,695	64,472

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juno Therapeutics, Inc.

By:	/s/ Bernard J. Cassidy
Bernard J. Cassidy
General Counsel and Corporate Secretary

Date: June 17, 2016